ARTICLES SUPPLEMENTARY

STRATEGIC FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by four hundred million (400,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of four hundred thousand dollars ($400,000), all of which shares shall be classified as shares of Dreyfus Premier U.S. Equity Fund, of which one hundred million (100,000,000) of such shares shall be Class A Common Stock, one hundred million (100,000,000) of such shares shall be Class C Common Stock, one hundred million (100,000,000) of such shares shall be Class I Common Stock and one hundred million (100,000,000) of such shares shall be Class T Common Stock of Dreyfus Premier U.S. Equity Fund. Dreyfus Premier U.S. Equity Fund and the other investment portfolios of the Corporation are referred to as the “Funds.”

SECOND: The shares of the Class A Common Stock, Class C Common Stock, Class I Common Stock and Class T Common Stock of Dreyfus Premier U.S. Equity Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation’s Charter and shall be subject to all provisions of the Corporation’s Charter relating to stock of the Corporation generally, and to the following:

(1)       As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class C, Class I and Class T Common Stock of Dreyfus Premier U.S. Equity Fund shall be determined separately from each other and from the other Funds and, accordingly, a Fund’s net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the respective Fund’s stock, may vary from class to class and from classes of other Funds. Except for these differences, and certain other differences hereinafter set forth, each class of a Fund’s stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)       The assets attributable to the shares of Dreyfus Premier U.S. Equity Fund shall be invested in the same investment portfolio of the such Fund, together with the assets attributable to any other class of shares of such Fund hereinafter established.

(3)       The proceeds of the redemption of the shares of any class of stock of Dreyfus Premier U.S. Equity Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes, if any) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”), and applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(4)       At such times (which may vary between and among the holders of particular classes, if any) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the FINRA and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of Dreyfus Premier U.S. Equity Fund may be automatically converted into shares of another class of stock of such Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

(5)       The dividends and distributions of investment income and capital gains with respect to each class of stock of Dreyfus Premier U.S. Equity Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock to reflect differing allocations of the expenses of such Fund among the classes, if any, and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

(6)       Except as may otherwise be required by law, the holders of each class of stock of Dreyfus Premier U.S. Equity Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders of such Fund that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders of such Fund that does not affect holders of that particular class.

THIRD: Immediately before the increase and classification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue one billion seven hundred million (1,700,000,000) shares of stock, all of which are shares of Common Stock, having a par value of one tenth of one cent ($.001) per share, and an aggregate par value of one million seven hundred thousand dollars ($1,700,000), classified as follows:

Fund/Class	Shares Authorized

Dreyfus Premier New Leaders Fund/Class A shares	35,000,000

Dreyfus Premier New Leaders Fund/Class B shares	30,000,000

Dreyfus Premier New Leaders Fund/Class C shares	15,000,000

Dreyfus Premier New Leaders Fund/Class I shares	15,000,000

Dreyfus Premier New Leaders Fund/Class T shares	5,000,000

Emerging Markets Opportunity Fund/Class A shares	100,000,000

Emerging Markets Opportunity Fund/Class C shares	100,000,000

Emerging Markets Opportunity Fund/Class I shares	100,000,000

Emerging Markets Opportunity Fund/Class T shares	100,000,000

Systematic International Equity Fund/Class A shares	100,000,000

Systematic International Equity Fund/Class C shares	100,000,000

Systematic International Equity Fund/Class I shares	100,000,000

Systematic International Equity Fund/Class T shares	100,000,000

Global Stock Fund/Class A shares	100,000,000

Global Stock Fund/Class C shares	100,000,000

Global Stock Fund/Class I shares	100,000,000

Global Stock Fund/Class T shares	100,000,000

International Stock Fund/Class A shares	100,000,000

International Stock Fund/Class C shares	100,000,000

International Stock Fund/Class I shares	100,000,000

International Stock Fund/Class T shares	100,000,000

Total	1,700,000,000

FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is two billion one hundred million (2,100,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two million one hundred thousand dollars ($2,100,000), classified as follows:

Fund/Class	Shares Authorized

Dreyfus Premier New Leaders Fund/Class A shares	35,000,000

Dreyfus Premier New Leaders Fund/Class B shares	30,000,000

Dreyfus Premier New Leaders Fund/Class C shares	15,000,000

Dreyfus Premier New Leaders Fund/Class I shares	15,000,000

Dreyfus Premier New Leaders Fund/Class T shares	5,000,000

Emerging Markets Opportunity Fund/Class A shares	100,000,000

Emerging Markets Opportunity Fund/Class C shares	100,000,000

Emerging Markets Opportunity Fund/Class I shares	100,000,000

Emerging Markets Opportunity Fund/Class T shares	100,000,000

Systematic International Equity Fund/Class A shares	100,000,000

Systematic International Equity Fund/Class C shares	100,000,000

Systematic International Equity Fund/Class I shares	100,000,000

Systematic International Equity Fund/Class T shares	100,000,000

Global Stock Fund/Class A shares	100,000,000

Global Stock Fund/Class C shares	100,000,000

Global Stock Fund/Class I shares	100,000,000

Global Stock Fund/Class T shares	100,000,000

International Stock Fund/Class A shares	100,000,000

International Stock Fund/Class C shares	100,000,000

International Stock Fund/Class I shares	100,000,000

International Stock Fund/Class T shares	100,000,000

Dreyfus Premier U.S. Equity Fund/Class A shares	100,000,000

Dreyfus Premier U.S. Equity Fund/Class C shares	100,000,000

Dreyfus Premier U.S. Equity Fund/Class I shares	100,000,000

Dreyfus Premier U.S. Equity Fund/Class T shares	100,000,000

Total	2,100,000,000

FIFTH: The Corporation is registered as an open-end investment company under the 1940 Act.

SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation’s Charter.

IN WITNESS WHEREOF, Strategic Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

STRATEGIC FUNDS, INC.

By:
Jeff Prusnofsky
Vice President

WITNESS:

John B. Hammalian
Assistant Secretary